Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS FIRST QUARTER 2017 RESULTS
Underlying Revenue Increases 4% Reflecting Growth Across All Operating Companies
Strong Growth in GAAP Operating Income of 10% and Adjusted Operating Income of 9%
GAAP EPS Rises 20% to $1.09 and Adjusted EPS Increases 17% to $1.08
NEW YORK, April 27, 2017 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the first quarter ended March 31, 2017.
Dan Glaser, President and CEO, said: "We are pleased with our performance in the first quarter. Marsh & McLennan Companies had underlying revenue growth across all of our operating companies, with growth of 5% in Risk & Insurance Services and 3% in Consulting. We delivered strong operating income growth with solid margin expansion."
"With a strong start to the year, we believe the Company is well positioned to deliver underlying revenue growth, margin expansion in both operating segments and strong earnings per share growth in 2017," concluded Mr. Glaser.
Consolidated Results
Earnings per share increased 20% to $1.09. Adjusted EPS rose 17% to $1.08. The tax provision for the first quarter of 2017 includes a benefit from the required change in accounting for share-based awards of approximately $0.08 per share.
Consolidated revenue in the first quarter of 2017 was $3.5 billion, an increase of 5%, or 4% on an underlying basis, compared with the first quarter of 2016. Operating income was $809 million, an increase of 10% from the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 9% to $802 million. Net income attributable to the Company was $569 million.
Risk & Insurance Services
Risk & Insurance Services revenue was $2.0 billion in the first quarter of 2017, an increase of 6%, or 5% on an underlying basis. Operating income was $613 million, an increase of 15%. Adjusted operating income rose 10% to $600 million compared with $543 million in last year’s first quarter.

Marsh's revenue in the first quarter was $1.6 billion, an increase of 5% on an underlying basis. International operations produced underlying revenue growth of 5%, reflecting growth of 3% in EMEA, 11% in Asia Pacific and 7% in Latin America. In US/Canada, underlying revenue also rose 5%.
Guy Carpenter's revenue in the first quarter was $385 million, an increase of 4% on an underlying basis.
Consulting
Consulting revenue in the first quarter was $1.5 billion, an increase of 3% on both a reported and underlying basis. Operating income decreased 1% to $241 million. Adjusted operating income increased 3% to $245 million compared with $238 million in last year’s first quarter.
Beginning in the first quarter of 2017, Mercer established a Wealth business reflecting a unified client strategy for its former Retirement and Investments businesses. Please see the attached supplemental schedules for further information. Additionally, moving forward we will refer to the Talent business as Career.
Mercer's revenue was $1.1 billion in the first quarter, an increase of 3% on an underlying basis. Wealth, with revenue of $520 million, grew 3% on an underlying basis. Within Wealth, Defined Benefit Consulting & Administration was flat, while Investment Management & Related Services increased 9%. Health revenue of $415 million was up 2% on an underlying basis, and Career revenue of $142 million increased 7%.
Oliver Wyman Group’s revenue was $449 million in the first quarter, an increase of 4% on an underlying basis.
Other Items
In January, the Company issued $500 million of 2.75% senior notes due in 2022 and $500 million 4.35% senior notes due in 2047, the net proceeds of which are being used for general corporate purposes, including the repayment of $250 million 2.30% senior notes on April 1, 2017. The Company repurchased approximately 2.7 million shares of its common stock for $200 million in the first quarter.
In the first quarter, Marsh & McLennan Agency (MMA) completed the acquisition of J. Smith Lanier & Co. (JSL), one of the nation’s largest privately held insurance brokers. JSL has annual revenue of approximately $130 million.
Conference Call
A conference call to discuss first quarter 2017 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 882 8941. Callers from outside the United States should dial +1 719 325 2346. The access code for both numbers is 2511104. The live audio webcast may be accessed at http://www.mmc.com. A replay of the webcast will be available approximately two hours after the event.

About Marsh & McLennan Companies
MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global professional services firm offering clients advice and solutions in the areas of risk, strategy and people. Marsh is a leader in insurance broking and risk management; Guy Carpenter is a leader in providing risk and reinsurance intermediary services; Mercer is a leader in health, wealth and career consulting; and Oliver Wyman is a leader in management consulting. With annual revenue of more than $13 billion and more than 60,000 colleagues worldwide, Marsh & McLennan Companies provides analysis, advice and transactional capabilities to clients in more than 130 countries. The Company is committed to being a responsible corporate citizen and making a positive impact in the communities in which it operates. Visit www.mmc.com for more information and follow us on LinkedIn and Twitter @MMC_Global.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.
Factors that could materially affect our future results include, among other things: our exposure to potential civil damages, criminal penalties or other consequences, such as reputational impact, if we fail to comply with applicable U.S. and non-U.S. laws and regulations, including in connection with the U.K. Financial Conduct Authority's ongoing investigation into the aviation insurance and reinsurance sector; our exposure to potential liabilities, including reputational impact, arising from errors and omissions, breach of fiduciary duty and similar claims against us; our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the volume of third party vendors we use; our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster or otherwise; our ability to compete effectively and adapt to changes in the competitive environment, including to respond to disintermediation, pricing pressures and technological and other types of innovation; the impact of macroeconomic conditions, political events and market conditions on us, our clients and the industries in which we operate, including the effects of the vote in the U.K. to exit the E.U. and the potential for a move towards protectionist laws and business practices; the financial and operational impact of complying with laws and regulations where we operate, including the E.U.’s General Data Protection Regulation; our ability to incentivize and retain key employees; the effect of our global pension obligations on our financial position, earnings and cash flows and the impact of low interest rates on those obligations; the impact on our competitive position of our tax rate relative to our competitors; the impact of fluctuations in foreign exchange, interest rates and securities markets on our results; and the impact of changes in accounting rules or in our accounting estimates or assumptions.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$3,503	$3,336

Expense:
Compensation and Benefits	1,945	1,854
Other Operating Expenses	749	749
Operating Expenses	2,694	2,603
Operating Income	809	733
Interest Income	2	2
Interest Expense	(58)	(46)
Investment Income (Loss)	—	(3)
Income Before Income Taxes	753	686
Income Tax Expense	175	196
Income from Continuing Operations	578	490
Less: Net Income Attributable to Non-Controlling Interests	9	9
Net Income Attributable to the Company	$569	$481
Basic Net Income Per Share
- Continuing Operations	$1.10	$0.92
- Net Income Attributable to the Company	$1.10	$0.92
Diluted Net Income Per Share
- Continuing Operations	$1.09	$0.91
- Net Income Attributable to the Company	$1.09	$0.91
Average Number of Shares Outstanding
- Basic	515	521
- Diluted	522	526
Shares Outstanding at 3/31	515	521

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended March 31, 2017
 (Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2017	2016
Risk and Insurance Services
Marsh	$1,596	$1,488	7%	(1)%	4%	5%
Guy Carpenter	385	374	3%	(1)%	—	4%
Subtotal	1,981	1,862	6%	(1)%	3%	5%
Fiduciary Interest Income	8	6
Total Risk and Insurance Services	1,989	1,868	6%	(1)%	3%	5%
Consulting
Mercer	1,077	1,039	4%	(2)%	2%	3%
Oliver Wyman Group	449	439	2%	(2)%	—	4%
Total Consulting	1,526	1,478	3%	(2)%	2%	3%
Corporate / Eliminations	(12)	(10)
Total Revenue	$3,503	$3,336	5%	(1)%	2%	4%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2017	2016
Marsh:
EMEA	$589	$570	3%	(4)%	5%	3%
Asia Pacific	152	146	4%	1%	(8)%	11%
Latin America	80	71	13%	1%	5%	7%
Total International	821	787	4%	(3)%	2%	5%
U.S. / Canada	775	701	10%	—	5%	5%
Total Marsh	$1,596	$1,488	7%	(1)%	4%	5%
Mercer:
Defined Benefit Consulting & Administration	$334	$361	(8)%	(4)%	(4)%	—
Investment Management & Related Services	186	147	26%	1%	16%	9%
Total Wealth	520	508	2%	(2)%	2%	3%
Health	415	400	4%	(1)%	2%	2%
Career	142	131	9%	(1)%	3%	7%
Total Mercer	$1,077	$1,039	4%	(2)%	2%	3%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions, transfers among businesses and the deconsolidation of Marsh India.

Effective January 1, 2017, Mercer established a Wealth business reflecting a unified client strategy for its former Retirement and Investments businesses. The 2016 information in the chart above has been conformed to the current presentation. Please refer to the "Supplemental Information - Mercer" schedules herein for additional information about the Wealth business.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended March 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as “GAAP” or “reported” results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended March 31, 2017 and 2016. The following tables also present adjusted operating margin. For the three months ended March 31, 2017 and 2016, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less the proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended March 31, 2017
Operating income (loss)	$613	$241	$(45)	$809
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	4	3	2	9
Adjustments to acquisition related accounts (b)	(17)	1	—	(16)
Operating income adjustments	(13)	4	2	(7)
Adjusted operating income (loss)	$600	$245	$(43)	$802
Operating margin	30.8%	15.8%	N/A	23.1%
Adjusted operating margin	30.2%	16.1%	N/A	22.9%
Three Months Ended March 31, 2016
Operating income (loss)	$535	$245	$(47)	$733
Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	1	—	2	3
Adjustments to acquisition related accounts (b)	7	(1)	—	6
Disposal/deconsolidation of business (c)	—	(6)	—	(6)
Operating income adjustments	8	(7)	2	3
Adjusted operating income (loss)	$543	$238	$(45)	$736
Operating margin	28.6%	16.6%	N/A	22.0%
Adjusted operating margin	29.1%	16.2%	N/A	22.1%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Reflects contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business in 2015. The $6 million is also removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended March 31
(Millions) (Unaudited)

Adjusted Income, Net of Tax and Adjusted Earnings per Share
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three months ended March 31, 2017 and 2016.

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016
	Amount		Adjusted EPS	Amount		Adjusted EPS
Income from continuing operations		$578			$490
Less: Non-controlling interest, net of tax		9			9
Subtotal		$569	$1.09		$481	$0.91
Operating income adjustments	$(7)			$3
Impact of income taxes	1			—
		(6)	(0.01)		3	0.01
Adjusted income, net of tax		$563	$1.08		$484	$0.92

Marsh & McLennan Companies, Inc.
Supplemental Information
Three Months Ended March 31
(Millions) (Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Consolidated
Compensation and Benefits	$1,945	$1,854
Other operating expenses	749	749
Total Expenses	$2,694	$2,603

Depreciation and amortization expense	$80	$78
Identified intangible amortization expense	40	33
Total	$120	$111

Stock option expense	$14	$11
Capital expenditures	$62	$51

Risk and Insurance Services
Compensation and Benefits	$980	$921
Other operating expenses	396	412
Total Expenses	$1,376	$1,333

Depreciation and amortization expense	$35	$36
Identified intangible amortization expense	32	28
Total	$67	$64

Consulting
Compensation and Benefits	$875	$847
Other operating expenses	410	386
Total Expenses	$1,285	$1,233

Depreciation and amortization expense	$27	$25
Identified intangible amortization expense	8	5
Total	$35	$30

Marsh & McLennan Companies, Inc.
Supplemental Information - Mercer
Revenue Reclassification Analysis
Effective January 1, 2017, Mercer established a Wealth business reflecting a unified client strategy for its former Retirement and Investments businesses.
Wealth is comprised of two practices, Defined Benefit Consulting & Administration (DBA), and Investment Management & Related Services (IMS). DBA encompasses mature businesses primarily in defined benefit and actuarial consulting, along with defined benefit administration. IMS includes businesses primarily in delegated solutions, defined contribution related investment services, and financial wellness. Among the changes, defined benefit investment consulting, previously reported in the Investments business, will now be included in Defined Benefit Consulting & Administration. Revenue information will be reported for these two practices to provide investors better insight into the underlying growth dynamics within Wealth. This change has no impact on previously reported Mercer total revenue, Consulting segment revenue or operating income, or consolidated revenue or financial results. In addition, moving forward the Company will refer to the Talent business as Career.
For information purposes only, the following schedules show Mercer’s line of business revenue reflecting these changes for each of the three years ended December 31, 2014, 2015 and 2016, as well as the revenue change by quarter for the year ended December 31, 2016 and full year 2015.

Marsh & McLennan Companies, Inc.
Supplemental Information - Mercer
Quarterly 2016 vs 2015 Revenue Reclassification Analysis
(Millions) (Unaudited)

			% Change GAAP Revenue	Underlying Revenue
First Quarter	2016	2015

Defined Benefit Consulting & Administration	$361	$391	(7)%	—
Investment Management & Related Services	147	145	1%	—
Total Wealth	508	536	(5)%	—
Health	400	384	4%	6%
Career	131	117	11%	1%
Total Mercer	$1,039	$1,037	—	3%

Second Quarter
Defined Benefit Consulting & Administration	$371	$383	(3)%	3%
Investment Management & Related Services	153	149	3%	4%
Total Wealth	524	532	(2)%	3%
Health	410	391	5%	5%
Career	145	123	18%	6%
Total Mercer	$1,079	$1,046	3%	4%

Third Quarter
Defined Benefit Consulting & Administration	$351	$374	(6)%	1%
Investment Management & Related Services	154	145	7%	7%
Total Wealth	505	519	(3)%	2%
Health	397	394	1%	2%
Career	207	177	17%	7%
Total Mercer	$1,109	$1,090	2%	3%

Fourth Quarter
Defined Benefit Consulting & Administration	$364	$431	(16)%	(2)%
Investment Management & Related Services	152	145	5%	11%
Total Wealth	516	576	(11)%	2%
Health	381	389	(2)%	(1)%
Career	199	175	14%	3%
Total Mercer	$1,096	$1,140	(4)%	1%

Full Year
Defined Benefit Consulting & Administration	$1,447	$1,579	(8)%	—
Investment Management & Related Services	606	584	4%	6%
Total Wealth	2,053	2,163	(5)%	2%
Health	1,588	1,558	2%	3%
Career	682	592	15%	5%
Total Mercer	$4,323	$4,313	—	3%

Marsh & McLennan Companies, Inc.
Supplemental Information - Mercer
Full Year 2015 vs 2014 Revenue Reclassification Analysis
(Millions) (Unaudited)

	2015	2014	% Change GAAP Revenue	Underlying Revenue
Defined Benefit Consulting & Administration	$1,579	$1,627	(3)%	—
Investment Management & Related Services	584	584	—	10%
Total Wealth	2,163	2,211	(2)%	3%
Health	1,558	1,553	—	6%
Career	592	586	1%	5%
Total Mercer	$4,313	$4,350	(1)%	4%

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) March 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$930	$1,026
Net receivables	3,795	3,643
Other current assets	256	215
Total current assets	4,981	4,884

Goodwill and intangible assets	10,060	9,495
Fixed assets, net	722	725
Pension related assets	872	776
Deferred tax assets	1,009	1,097
Other assets	1,325	1,213
TOTAL ASSETS	$18,969	$18,190

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$412	$312
Accounts payable and accrued liabilities	2,033	1,969
Accrued compensation and employee benefits	765	1,655
Accrued income taxes	202	146
Dividends payable	176	—
Total current liabilities	3,588	4,082

Fiduciary liabilities	4,601	4,241
Less - cash and investments held in a fiduciary capacity	(4,601)	(4,241)
	—	—
Long-term debt	5,479	4,495
Pension, post-retirement and post-employment benefits	2,025	2,076
Liabilities for errors and omissions	300	308
Other liabilities	958	957

Total equity	6,619	6,272
TOTAL LIABILITIES AND EQUITY	$18,969	$18,190